EXHIBIT 6(f)

INTELLECTUAL PROPERTY LICENSE

This INTELLECTUAL PROPERTY LICENSE (this “Agreement”) is dated as of April 2, 2022 (the “Effective Date”) and is by and between Versity Investments, LLC, a Delaware limited liability company (“Licensor”) and Versity Invest, LLC, a Delaware limited liability company (“Licensee” and collectively with Licensor, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain BackOffice Services Agreement dated as of the date hereof entered into by the Parties (the “Services Agreement”).

WHEREAS, pursuant to the Services Agreement, Licensee has agreed to provide certain services to Licensor in accordance with the terms and conditions therein; and

WHEREAS, Licensor has agreed to license to Licensee Licensor’s names “Versity” and “Versity Investments” and all corresponding intellectual property rights related thereto (the “Licensed IP”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

LICENSE

1.1 Subject to Licensee’s payment of Royalty (as defined below) to Licensor as per the terms set forth in Section 1.2 below, Licensee hereby grants to Licensor a non-exclusive, non-assignable and non-transferable license (the “License”) to use the Licensed IP during the Term.

1.2 As consideration for the License, Licensee shall pay Licensor an annual (for each 12-month period of the Term) royalty (the “Royalty”) in the amount to be determined by both parties (the “Annual Royalty”), to be paid at the beginning of each 12-month period of the Term by the issuance of a promissory note by Licensee to Licensor for the principal amount of the Annual Royalty (each an “Annual Royalty Promissory Note”) in the form attached hereto as Exhibit A.Each Annual Royalty Promissory Note shall bear simple interest at the rate of 10% per year.

1.3 The License shall automatically terminate immediately upon the termination or expiration of the Term. Licensor may terminate the License upon written notice to Licensee upon Licensee’s misuse of the Licensed IP, any breach of terms of the Service Agreement or this Agreement or in connection with bankruptcy, insolvency, assignment to creditors or similar events related to Licensee.

1.4 Any right not expressly granted by the terms of Section 1.1 of this Agreement, including any domain name, trademark, service mark, name or any other intellectual property rights, shall not be implied. Licensee shall have no right to alter, modify, distort, or use a colorable imitation of the Licensed IP or any component or derivative thereof, or any other confusingly similar brands or component or derivatives without the prior written consent of Licensor, which consent may be withheld in the sole and absolute discretion of Licensor. Licensor may add or delete any names and/or other intellectual property of Licensor or its affiliates from this Agreement, at Licensor’s sole discretion, and such amendments shall be automatically incorporated into this Agreement.

1.5 The Parties agree that Licensee’s use of the Licensed IP or any component or derivative thereof (even if not registered in a particular country of interest), including the goodwill arising from such use, shall inure to the benefit of Licensor or its affiliate(s) (as applicable). Licensee acknowledges that Licensor or one or more of its affiliates(s) (as applicable) owns (notwithstanding he License) all rights to the Licensed IP or any component or derivative thereof throughout the World and Licensee’s use of the Licensed IP or any component or derivative thereof shall not create in Licensee’s favor any right, title or interest in or to the Licensed IP or any component or derivative thereof. At no time shall Licensee impair or tend to impair any part of Licensor’s or its affiliates’ right, title and interest in and to any of the Licensed IP or any component or derivative thereof.

1.6 Licensee shall not in any manner represent that it has any ownership in any of the Licensed IP or any component or derivative thereof and at no time shall Licensee seek to register any of the Licensed IP or any component or derivative thereof (or any confusingly similar intellectual property) for itself as a part of a trademark, service mark, trade name, trade dress, corporate name, domain name, design or other intellectual property right. Licensee shall not use any of the Licensed IP or any component or derivative thereof in any manner or context that shall in any way be derogatory, offensive or cause injury to Licensor or its affiliates. Licensee shall not challenge, contest, or call into question the validity of any the Licensed IP or any component or derivative thereof or any other intellectual property of Licensor or its affiliate(s) and/or any registrations thereunder.

1.7 Licensee shall, during the Term, use the Licensed IP or any component or derivative thereof in connection with Licensee’s business in a manner that is consistent with quality standards which meet or exceed each of the following: (a) the standards under which goods and/or services have in the past been rendered by Licensor; and (b) the standards recognized by the relevant industry as acceptable for the rendering of such goods and/or services.

ARTICLE 2

MISCELLANEOUS

2.1 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by all of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

2.2 Successors and Assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided that, without such consent, Licensee may transfer or assign this Agreement, in whole or in part or from time to time, to one or more of its Affiliates or successor to its business or assets. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective executors, heirs, personal representatives, successors and assigns.

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2.3 Governing Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Parties agrees that any legal action or proceeding with respect to any obligations under this Agreement may be brought in any state or federal court located in the State of Delaware. By the execution and delivery of this Agreement, each of the Parties submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of those courts. Each Party hereby waives any claim that the State of Delaware is not a convenient forum or the proper venue for any such suit, action or proceeding. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION OR ANY OTHER PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

2.4 Counterparts. This Agreement may be executed in any number of counterparts, and any party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by each other Party. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of signatures by facsimile or other electronic transmission.

2.5 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

2.6 Entire Agreement. This Agreement, the Services Agreement, and the agreements, schedules, and the other documents, instruments and agreements contemplated by the Services Agreement set forth the entire understanding of the parties with respect to the transactions contemplated by this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

2.7 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

2.8 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

LICENSEE:

Versity Invest, LLC

By:	/s/ Tanya Muro
Name:	Tanya Muro
Title:	Authorized Signatory

LICENSOR:

Versity Investments, LLC

By:	/s/ Brian Nelson
Brian Nelson
Authorized Signatory

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EXHIBIT A

FORM OF PROMISSORY NOTE

See attache

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